Exhibit 10.13

KONTOOR BRANDS EXECUTIVE DEFERRED SAVINGS PLAN

VF Corporation has maintained the VF Executive Deferred Savings Plan (the “VF EDSP”) for the benefit of eligible senior executive employees of VF Corporation and its affiliated employers. VF Corporation has determined to separate its jeanswear business into one or more newly formed legal entities (the “Jeanswear Group”), and in connection therewith, VF Corporation intends to distribute to its shareholders all of the stock of a newly formed company (“Kontoor Brands, Inc.”) that will be the parent holding company for the Jeanswear Group (the “Distribution”). In connection with the Distribution, Kontoor Brands, Inc. shall adopt this Kontoor Brands Executive Deferred Savings Plan (the “Plan”) to provide benefits for the eligible senior executive employees of Kontoor Brands, Inc. and its affiliated employers, and to accept a spin-off of the accounts of such eligible senior executive employees and their respective beneficiaries under the VF EDSP. This Plan shall be effective at and as of the date of consummation of the Distribution (the “Distribution Date”). In the event that the Distribution does not occur, this Plan shall be void and of no force and effect.

The Plan previously allowed senior executive personnel of VF Corporation and its affiliated employers who were among a select group of management or highly-compensated employees to defer their compensation. Effective as of the close of business on December 31, 2004, all participation in the Plan ceased, such that no Basic or Matching Deferrals are permitted with respect to Earnings paid on or after December 31, 2004 and no employee shall become a Participant after December 31, 2004.

The intention of Kontoor Brands, Inc. is that the Plan be at all times maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended (“Code”), and administered as a “top hat” plan, exempt from the substantive requirements of the Employee Retirement Income Security Act of 1974, as amended.

SECTION I

DEFINITIONS

Unless otherwise required by the context, the terms used herein shall have the meanings as set forth below:

1. “ACCRUED BENEFIT” means the sum of a Participant’s Basic Deferrals (and any gains and losses credited thereon) and the vested portion of the Participating Employer’s Matching Deferrals (and any gains and losses credited thereon). Notwithstanding the foregoing, any Matching Deferrals that were not vested as of December 31, 2004 (and any gains and losses credited thereon) are not part of the Participant’s Accrued Benefit under this Plan and instead, effective January 1, 2005, were credited to the Participant’s Accrued Benefit under, and vested in accordance with, the VF EDSP II.

2. “BASIC DEFERRAL” means that portion of a Participant’s Earnings elected to be deferred under the terms of this Plan.

3. “BENEFICIARY” means the individual or entity named pursuant to the Plan to receive benefit payments hereunder in the event of the death of the Participant. Each Beneficiary designation by a Participant in effect under the VF EDSP I on the Distribution Date will be recognized and maintained immediately after the transfer of his or her account from the VF EDSP I to the Plan and shall remain until a new designation is made by the Participant and becomes effective.

4. “CHANGE OF CONTROL” of the Company means the same under this Plan as it does in the then-current Form of Change in Control Agreement with senior management of the Company.

5. “COMMITTEE” means the Kontoor Brands Retirement Plans Committee, as appointed from time to time by the Vice President – Chief Human Resources Officer of the Company.

6. “COMPANY” means Kontoor Brands, Inc., a North Carolina corporation.

7. “EARNINGS” means the Participant’s total salary, including any cash bonus payments made to a Participant by a Participating Employer in a Plan Year under a Participating Employer’s performance-based incentive compensation plans. For purposes of the Plan, Earnings shall be determined without regard to any other salary or bonus deferrals or reductions which may be made by a Participant to any other plan or program maintained by a Participating Employer. However, Earnings shall not include any reimbursement for expenses paid to a Participant by a Participating Employer nor shall it include any payments or contributions made by a Participating Employer to a plan or arrangement, on behalf of a Participant, which results in imputed income to the Participant for federal income tax purposes.

8. “MATCHING DEFERRAL” means the additional deferral amount credited to a Participant by a Participating Employer under the terms of this Plan.

9. “PARTICIPANT” means an eligible employee who voluntarily agrees to participate in this Plan in accordance with its provisions.

10. “PARTICIPATING EMPLOYER” means the Company and each related company or business the eligible employees of which are designated by the Committee or its designee to participate in this Plan and which, by appropriate action, has agreed to participate in the Plan.

11. “PLAN” means the Kontoor Brands Executive Deferred Savings Plan, effective as of the Distribution Date and as it may be amended subsequently from time to time.

12. “PLAN YEAR” means the calendar year.

13. “SERVICE” means the sum of (i) the vesting service, if any, the Participant accrued, or such service as is recognized for the Participant, under the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of the date the Participant commences participation in this Plan, and (ii) service while eligible to participate under this Plan or the VF EDSP II. An employee shall be credited with Service under (ii) hereof for each calendar month during which he or she performs services while eligible to participate in this Plan or the VF EDSP II, determined, for these purposes, without regard to any period of suspension attributable to an early withdrawal under Section VIII. Service shall also include the following periods:

(a) Any leave of absence from employment which is authorized by the Participating Employer;

(b) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Participant returns to the employment of a Participating Employer within the period his or her re-employment rights are protected by law; and

(c) Service with any related Kontoor Brands company or enterprise if, and to the extent that, the Committee determines that such service should be counted.

14. “SEVERANCE FROM SERVICE” means the date on which a Participant’s employment with a Participating Employer is terminated for any reason other than death or Total Disability. A Severance from Service does not occur if a Participant is transferred to another Participating Employer. If the Committee, in its discretion, revokes a related company or business’s status as a Participating Employer or if a Participating Employer ceases to be a related company or business of the Company, either through sale, merger or other transaction, then all Participants employed by such Participating Employer shall be deemed to have incurred a Severance from Service effective as of the date of such revocation or such transaction, as applicable, unless and to the extent that the Committee determines otherwise. The Committee may also determine, in selected cases, that a Participant’s Severance from Service occurs at a date subsequent to his or her actual termination date.

15. “SOCIAL SECURITY WAGE BASE” means the applicable dollar amount, for the Plan Year, of the contribution and benefit base as determined under section 230 of the Social Security Act.

16. “SPOUSE” means the person to whom the Participant is legally married at the time relevant to any determination under the Plan.

17. “TOTAL DISABILITY” means a physical or mental impairment that qualifies a Participant for disability benefits under a long-term disability benefits plan maintained by a Participant’s Participating Employer and/or eligibility for disability benefits under the Social Security Act. All determinations of Total Disability for purposes of this Plan shall be based on the fact that the Participant is in receipt of disability payments under either or both of the above-referenced disability benefits plans.

SECTION II

ELIGIBILITY

1. REQUIREMENTS. An individual shall be eligible to participate in this Plan if he or she is working for a Participating Employer in a capacity classified by the Participating Employer as that of an employee and, for compensation purposes, is classified by the Participating Employer as grade 20 (or its equivalent) or above.

2. VOLUNTARY. Participation in this Plan by an eligible employee is voluntary.

3. TERMINATION OF PARTICIPATION. In the event that an individual ceases to be an eligible employee because he or she is no longer classified by a Participating Employer as grade 20 (or its equivalent) or above, then his or her Basic Deferral election shall remain in effect through the end of the Plan Year in which he or she ceased to be an eligible employee. Thereafter, he or she shall make no further Basic Deferrals unless and until he or she shall again become an eligible employee. In the event that an individual ceases to be an eligible employee as a result of a suspension attributable to making an early withdrawal under Section VIII, then he or she shall make no further Basic Deferrals until after the expiration of such suspension period if he or she then satisfies the requirements in Subsection 1 above.

SECTION III

DEFERRALS

1. BASIC DEFERRALS.

(a) ELECTION. A Participant may elect to defer any portion of his or her Earnings (“Basic Deferral”) by directing his or her Participating Employer to reduce his or her Earnings by a whole percentage or amount authorized by a written election form executed by the Participant and approved by the Committee provided, however, that (1) for Plan Years beginning before January 1, 2003, a Participant may not reduce his or her annual salary below the Social Security Wage Base, and (2) for Plan Years beginning on or after January 1, 2003, a Participant may not elect to defer an amount under this Plan that, when aggregated with any similar amount deferred under any other nonqualified deferred compensation plan maintained by the Company would either (A) with regard to annual salary, result in a reduction of his or her annual salary below the lesser of: (1) the Social Security Wage Base, or (2) fifty percent (50%) of annual salary or (B) with regard to bonuses, exceed one hundred percent (100%) of any cash bonus payment that qualifies as Earnings. A Participant’s Basic Deferral election shall be made during the December immediately prior to the Plan to which the election relates, or at such other time or times as the Committee may determine. A Participant who incurs a Total Disability, or who is on a leave of absence with the Participating Employer’s consent, or in military service in conformity with the Participating Employer’s policies, may continue to elect Basic Deferrals if Earnings are being continued by the Participating Employer.

(b) VESTING. A Participant shall have a nonforfeitable right to his or her Basic Deferrals and any credited gains or losses attributable thereto.

(c) CHANGE OF ELECTION. The percentage or amount of Earnings designated by the Participant as a Basic Deferral shall continue in effect, notwithstanding any change in Earnings, unless and until the Participant requests a change of such percentage or amount (increase, decrease or suspension) and obtains the consent of the Committee. A Participant, by submitting a written election form to the Committee prior to the first day of the calendar quarter for which the election is to become effective, may request a change of the percentage or amount of Basic Deferral. If the Committee consents, such change shall become effective as of the first day of the calendar quarter to which the election relates.

(d) PARTICIPATION IN MORE THAN ONE PLAN. In the event that a Participant in this Plan also participates in another nonqualified deferred compensation plan sponsored by VF Corporation and such Participant is suspended from deferring compensation under the other plan as a result of taking an early withdrawal, such individual shall not be permitted to increase the amount subject to any Basic Deferral election already in effect under this Plan without the consent of the Committee.

2. MATCHING DEFERRALS.

(a) AMOUNT. The Participating Employer shall credit an additional deferral amount (“Matching Deferral”) equal to 50% of a Participant’s Basic Deferral; provided, however, that such Matching Deferral shall not exceed $12,500 for any given Plan Year or such other amount as the Committee shall approve from time to time.

(b) VESTING. A Participant shall become vested in his or her Matching Deferrals and any credited gains or losses attributable thereto at the rate of one-sixtieth (1/60th) per month of Service. Notwithstanding the foregoing, a Participant shall become 100% vested in his or her Matching Deferrals and any credited gains or losses attributable thereto if, prior to his or her Severance from Service (i) the Participant attains age sixty-five (65), incurs a Total Disability or dies, or (ii) a Change of Control occurs.

(c) FORFEITURES. A Participant shall forfeit, upon his or her (i) Severance from Service prior to the attainment of age sixty-five (65) or (ii) complete early withdrawal of his or her Accrued Benefit in accordance with Subsection 2(b) of Article VIII, any right to Matching Deferrals (including credited gains or losses attributable thereto) in which he or she is not vested.

SECTION IV

INVESTMENT

1. INVESTMENT ELECTION. A Participant may elect, pursuant to procedures established by the Committee and subject to applicable limitations herein, that his or her Basic and Matching Deferrals be credited with gains and losses as if such Deferrals had been invested (in increments of at least one percent (1%)) in one or more of the investment funds offered under the Plan, as may be determined by the Committee from time to time. Each investment direction by a Participant in effect under the VF EDSP I on the Distribution Date will be recognized and maintained immediately after the transfer of his or her account from the VF EDSP I to the Plan and shall remain until a new direction is made by the Participant and becomes effective.

2. CHANGE OF INVESTMENT ELECTION. A Participant may elect, pursuant to procedures established by the Committee and subject to applicable limitations herein, a change with respect to his or her previously-made investment election.

SECTION V

RECORDS

The Committee shall create and maintain adequate records, in book entry form, for each Participant of Basic and Matching Deferrals and gains or losses credited thereto. Each Participant shall have electronic access to the status of his or her Accrued Benefit and vested percentage. A Participant may request a written statement reflecting the status of his or her Accrued Benefit and vested percentage at any time by filing a written request with the Committee.

SECTION VI

PLAN BENEFITS

1. SEVERANCE FROM SERVICE. Upon a Participant’s Severance from Service, he or she shall be entitled to his or her Accrued Benefit payable in accordance with Section VII.

2. DEATH. In the event of the death of a Participant prior to Severance from Service, the Participant’s Beneficiary shall be entitled to a benefit equal to the Participant’s Accrued Benefit payable in accordance with Section VII. In the event of the death of a Participant after a Severance from Service, the Participant’s Beneficiary shall be entitled to that part, if any, of the Participant’s Accrued Benefit which has not yet been paid to the Participant payable in accordance with Section VII.

3. TOTAL DISABILITY. In the event a Participant incurs a Total Disability prior to Severance from Service, the Participant shall be entitled to his or her Accrued Benefit payable in accordance with Section VII.

4. BENEFICIARY. Each Participant may designate a Beneficiary (along with alternate beneficiaries) to whom, in the event of the Participant’s death, any benefit is payable hereunder. Each Participant has the right to change any designation of Beneficiary and such change automatically revokes any prior designation. A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary shall not become effective until filed with the Committee; provided, however, that the Committee shall not recognize the validity of any designation received after the death of the Participant. The interest of any Beneficiary who dies before the Participant shall terminate unless otherwise provided. If a Beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to this Plan shall be paid to the Spouse of the Participant if living at the time of payment, otherwise in equal shares to such of the children of the Participant as may be living at the time of payment; provided, however, that if there is no surviving Spouse or child at the time of payment, such payment shall be made to the estate of the Participant.

SECTION VII

PAYMENT OF BENEFITS

1. NORMAL FORM. The normal form for the payment of a Participant’s Accrued Benefit shall be a lump-sum payment in cash and shall not be payable to the Participant prior to the ninetieth (90th) day following the event giving rise to the distribution.

2. INSTALLMENTS.

(a) Notwithstanding the foregoing, a Participant may request, by filing an application in writing to the Committee, that payment be made in annual installments over a period of not more than ten (10) years. Such written application must be made to the Committee at least sixty (60) days prior to the payment date, and the decision to permit the requested form of payment shall be made at the sole discretion of the Committee taking into account the interests of the Participant and the Company. A Participant’s installment payment elections in effect under the VF EDSP I shall continue to apply with respect to the portions of his account under the Plan attributable to deferred compensation under the VF EDSP I corresponding to those elections.

(b) If a Participant dies prior to a Severance from Service and prior to filing a written application to the Committee for an installment payment, his or her Beneficiary shall have the right to file a similar application; provided, however, that in such circumstances, the Accrued Benefit shall not be payable to the Beneficiary (in whole or in part) prior to the ninetieth (90th) day following the Participant’s death (unless the Committee determines otherwise) and the Beneficiary must file the written application with the Committee at least sixty (60) days prior to such payment date and the decision to permit the requested form of payment shall be made at the sole discretion of the Committee taking into account the interests of the Beneficiary and the Company.

(c) If a Participant dies after a Severance from Service and the commencement of installment payments or at a time when installment payments are scheduled to commence, his or her Beneficiary shall have the right to file a written application to the Committee to receive any unpaid installments either in lump sum or in accordance with the schedule previously requested by the Participant and approved by the Committee; provided, however, that in such circumstances, the Accrued Benefit shall not be payable to the Beneficiary (in whole or in part) prior to the ninetieth (90th) day following the Participant’s death (unless the Committee determines otherwise) and the Beneficiary must file a written application with the Committee at least sixty (60) days prior to such payment date. The decision to permit the requested form of payment shall be in the sole discretion of the Committee taking into account the interests of the Beneficiary and the Company.

SECTION VIII

WITHDRAWALS

1. HARDSHIP WITHDRAWAL. Distribution may be made to a Participant of some or all of his or her Accrued Benefit in the event of an unforeseeable emergency. The Participant shall file a written request with the Committee, and the Committee shall determine in its sole discretion, if an unforeseeable emergency exists, based on the facts of each case. For this purpose, “unforeseeable emergency” means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident involving the Participant, his or her Spouse or member of immediate family, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant; provided, however, that distribution shall not be made to the extent such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of a Participant’s Basic Deferrals. The Committee may, in its discretion, consider making similar distributions to a Beneficiary following the death of a Participant and the Beneficiary’s incurring an unforeseeable emergency.

2. EARLY WITHDRAWAL. Subject to the terms and conditions described in this Section, a distribution shall be made to a Participant of his or her Accrued Benefit in the form of a partial or complete early withdrawal; provided, however, that a Participant who has had a Severance from Service or has incurred a Total Disability shall not be permitted to take a partial early withdrawal.

To elect a partial or complete early withdrawal, a Participant shall file a written election with the Committee in advance of the proposed early withdrawal date. The election shall be made on a form supplied by the Committee, which at minimum shall require that the Participant specify the amount of the early withdrawal. A pro rata amount shall be withdrawn from each of the investment funds in which the Participant’s account is invested, subject to the limitations in Section IV of the Plan. A Participant may elect no more than two early withdrawals during any continuous eighteen-month period.

(a) PARTIAL EARLY WITHDRAWAL. A Participant may elect a partial early withdrawal in an amount no less than $25,000 and no more than seventy-five percent (75%) of the Participant’s total account balance (including, solely for purposes of determining the amount available, the Participant’s nonvested Matching Deferrals, if any). Such minimum and maximum amounts shall be determined without regard to the forfeited amount described herein. Notwithstanding any provision herein to the contrary, any Participant who receives a partial early withdrawal shall (i) forfeit from the amount withdrawn an amount equal to six percent (6%) of the amount withdrawn (provided, however, that the amount forfeited shall not exceed

$50,000), and (ii) be suspended from making Basic Deferrals for a period of at least six (6) months commencing with the date of withdrawal as follows:

(A) if the Participant withdraws $833,000 or less, the Participant shall be suspended from making Basic Deferrals for a period of six (6) months, and

(B) if the Participant withdraws more than $833,000, the six (6) month suspension period described in Subsection (A) above shall be extended for an additional period of months equal to the product of (x) the percentage of the Participant’s total account balance (as determined under Subsection (a) above) that was withdrawn hereunder in excess of $833,000, times (y) six (6) (with fractional months rounded up to the next whole month).

(b) COMPLETE EARLY WITHDRAWAL. A Participant may elect a complete early withdrawal of his or her Accrued Benefit. Notwithstanding any provision herein to the contrary, any Participant who receives a complete early withdrawal shall (i) forfeit from the amount withdrawn an amount equal to six percent (6%) of the amount withdrawn plus any unvested Matching Deferrals (provided, however, that (x) the amount forfeited from the amount withdrawn shall not exceed $50,000 and (y) the forfeited amount shall be offset by the amount, if any, of the forfeited Matching Deferrals), and (ii) the Participant shall be suspended from making Basic Deferrals for a period of twelve (12) months, commencing with the date of withdrawal. A Beneficiary of a deceased Participant also shall be permitted to elect a complete early withdrawal and in such circumstance shall forfeit the amount described in (i) herein.

SECTION IX

FUNDING STATUS

This Plan is unfunded. All obligations hereunder shall constitute an unsecured promise of the Company to pay a Participant’s benefit out of the general assets of the Company, subject to all of the terms and conditions of the Plan, as amended from time to time, and applicable law. A Participant shall have no greater right to benefits provided hereunder than that of any unsecured general creditor of the Company.

SECTION X

ADMINISTRATION

1. POWERS AND RESPONSIBILITIES. The Plan shall be administered by the Committee which shall have the following powers and responsibilities.

(a) to construe the Plan, make factual determinations, consider requests made by Participants, correct defects, and take any and all similar actions considered by the Committee to be necessary to administer the Plan, with any instructions or interpretations of the Plan made in good faith by the Committee to be final and conclusive for all purposes;

(b) determine the investment options which may be utilized under the Plan, including any default option to be utilized if a Participant makes no investment request;

(c) to designate a related company or business as a Participating Employer and to revoke such status if, in the Committee’s discretion, such action is in the best interest of the Company; and

(d) to take all other actions and do all other things which are considered by the Committee to be necessary to the administration of the Plan.

2. ACTIONS CONCLUSIVE. The Committee shall have complete discretion in carrying out its powers and responsibilities under the Plan, and its exercise of discretion hereunder shall be final and conclusive.

3. DELEGATION. The Committee may, in writing, delegate some or all of its powers and responsibilities to any other person or entity.

4. MEETINGS. The Committee may hold meetings upon such notice, at such time or times, and at such place or places as it may determine. The majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business at all meetings and a majority vote of those present and constituting a quorum at any meeting shall be required for action. The Committee may also act by written consent of a majority of its members.

5. RULES OF ADMINISTRATION. The Committee may adopt such rules for administration of the Plan as is considered desirable, provided they do not conflict with the Plan.

6. AGENTS. The Committee may retain such counsel, and actuarial, medical, accounting, clerical and other services as it may require to carry out the provisions and purposes of the Plan.

7. RELIANCE. The Committee shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by any duly appointed auditor, or actuary, upon all certificates and reports made by any investment manager, or any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

8. LIABILITY AND INDEMNIFICATION. No member of the Committee shall be personally liable by virtue of any instrument executed by the member, or on the member’s behalf, as a member of the Committee. Neither the Company nor a Participating Employer, nor any of their respective officers or directors, nor any member of the Committee, shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan except when the same is finally judicially determined to be due to the self dealing, willful misconduct or recklessness of such person. The Company shall indemnify and hold harmless its officers, directors, and those of any Participating Employer, and each member of the Committee against any and all claims, losses, damages, expenses (including attorneys’ fees and the advancement thereof), and liability (including, in each case, amounts paid in settlement), arising from any action or failure to act regarding the Plan, to the greatest extent permitted by applicable law. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled.

9. CONFLICT OF INTEREST. If any Participant is a member of the Committee, he or she shall not participate as a member of the Committee in any determination under the Plan relating to his or her Basic Deferrals and Matching Deferrals.

SECTION XI

MODIFICATION AND TERMINATION

The Company reserves the right to terminate this Plan at any time or to modify, amend or suspend it from time to time, such right to include, without limitation, the right to distribute any and all Accrued Benefits. Any such termination, modification, amendment or suspension shall be effective at such date as the Company may determine and may be effective as to all Participating Employers, or as to one or more Participating Employers, and their respective employees. The Company shall notify all affected Participants of any such termination, modification, amendment or suspension and, in appropriate circumstances as determined by the Company, shall also notify the relevant Participating Employers. A termination, modification, amendment or suspension may affect Participants generally, by class or individually, and may apply irrespective of whether they are past, current or future Participants; provided, however, that any such action may not eliminate or reduce the Accrued Benefit of any Participant as of the effective date of such action.

SECTION XII

GENERAL PROVISIONS

1. NO EMPLOYMENT RIGHT. Nothing contained herein shall be deemed to give any employee the right to be retained in the service of the Company or a Participating Employer, as applicable, or to interfere with the rights of any such employer to discharge any employee at any time.

2. INTEREST NOT ASSIGNABLE. It is a condition of this Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant under this Plan or in his or her credited Deferrals (and any credited gains or losses attributable thereto) shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, subject, however, to applicable law, but excluding devolution by death or mental incompetency, and no right or interest of any Participant under this Plan or in his or her credited Deferrals (and any credited gains or losses attributable thereto) shall be liable for or subject to any obligation or liability of such Participant, subject, however, to applicable law.

3. TAXES AND WITHHOLDING. All deferrals and payments under the Plan shall be subject to such taxes and other withholdings (federal, state or local) as may be due thereon, and the determination of the Committee as to withholding with respect to deferrals and payments shall be binding upon the Participant and each Beneficiary.

4. SALE OF ASSETS. The sale of all or substantially all of the assets of the Company, or a merger, consolidation or reorganization of the Company wherein the Company is not the surviving corporation, or any other transaction which, in effect, amounts to a sale of the Company or voting control thereof, shall not terminate this Plan or any related agreements and the obligations created hereunder or thereby and the same shall be binding upon the successors and assigns of the Company.

5. LEGAL INCAPACITY. If a Participant or Beneficiary entitled to receive any benefits hereunder is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, the benefits will be paid to such persons as the Committee designates or to the duly appointed guardian.

6. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of North Carolina, notwithstanding the conflict of law rules applicable therein.

SECTION XIII

CESSATION OF PARTICIPATION

Notwithstanding any other provision in the Plan to the contrary, all participation in the Plan ceased as of the close of business on December 31, 2004, such that no Basic or Matching Deferrals shall be permitted with respect to Earnings paid on or after December 31, 2004 and no employee shall become a Participant after December 31, 2004.

*    *    *

Pursuant to its authority under Section XI of the Plan, the Company, as evidenced by the signature of its authorized officer below, hereby establishes the Plan effective as of the Distribution Date for the stated purposes set forth herein and this Plan shall, on and after such effective date, be applicable to all Participating Employers and their respective employees until such time as the Company may, in its discretion, further amend or take any other authorized action with respect to the Plan.

KONTOOR BRANDS, INC.